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                                                                       EXHIBIT 8


                      [LETTERHEAD OF SULLIVAN & CROMWELL]




                                                               February 23, 2000



Delta Air Lines, Inc.,
      Hartsfield Atlanta International Airport,
           Atlanta, Georgia 30320.


Dear Sirs:

         We have acted as special tax counsel to Delta Air Lines, Inc. ("Delta") in connection with the registration under the Securities Act of 1933 (the "Act") of up to $1,746,381,000 aggregate initial offering price of Pass Through Certificates and Equipment Trust Certificates pursuant to a Registration Statement on Form S-3 filed on February 23, 2000 (the "Registration Statement").

         In connection with our engagement, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Form of Pass Through Trust Agreement, included as an exhibit to the Registration Statement No. 333-58647 on Form S-3

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Delta Air Lines, Inc.                                                        -2-


relating to Delta, filed on July 7, 1998; (ii) the Form of Indenture and Security Agreement relating to Equipment Notes, included as an Exhibit to the Registration Statement No. 33-46663 on Form S-3 filed on March 25, 1992 (the "1992 Registration Statement") and (iii) the Form of Trust Indenture and Security Agreement, included as an exhibit to the 1992 Registration Statement. As to any facts material to our opinion which we did not independently establish or verify, we have relied upon written and oral statements and representations. Our opinion is expressly conditioned on, among other things, the accuracy and completeness of all such facts, information, covenants, statements and representations.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of Delta and others.


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Delta Air Lines, Inc.                                                        -3-

         We hereby confirm to you our opinion as set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectuses included in the Registration Statement.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the references to us in the above-mentioned Prospectuses under the heading "Certain United States Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,


                                                       /s/ Sullivan & Cromwell